UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SYPR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01.  Entry Into a Material Agreement.

Amendment to Amended and Restated Promissory Note and Related Security Agreements

On December 28, 2020, the Company and certain of its subsidiaries amended and restated their promissory note and related security agreements with Gill Family Capital Management, Inc., an entity controlled by the Company’s president and chief executive officer, Jeffrey T. Gill and one of its directors, R. Scott Gill, to (i) extend the maturity dates by one year for (a) $2,500,000 of the obligation from April 1, 2021 to April 1, 2022, (b) $2,000,000 of the obligation from April 1, 2023 to April 1, 2024 and (c) the balance of the obligation from April 1, 2025 to April 1, 2026; (ii) extend the allowance for up to an 18-month deferral of payment for up to 60% of the interest due on the notes maturing in April of 2022 and 2024; (iii) provide for the reinstatement of a first security interest in the assets of Sypris Electronics, LLC following the satisfaction of certain contractual provisions relating to the sale of the Company’s Cyber Security Solutions business to Analog Devices, Inc. in order to restore the collateral as previously agreed to under the terms of the original promissory note dated March 12, 2015; and (iv) provide for payment on January 4, 2021 of any accrued but unpaid interest for 2020. All other terms of the promissory note, as amended, remain in place.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2020	Sypris Solutions, Inc.

	By:	/s/ Anthony C. Allen
Anthony C. Allen
Vice President, Chief Financial Officer and Treasurer